Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Patriot Risk Management, Inc.
Fort Lauderdale, Florida
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 8, 2008, relating to the consolidated financial statements of Patriot Risk Management, Inc. which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Grand Rapids, Michigan
May 12, 2008